                                AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION
                                        OF
                                 CD WAREHOUSE, INC.


     CD Warehouse, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby amend the Certificate of Incorporation of the Corporation, which was originally filed on September 5, 1996.

                                    ARTICLE I

     The name of the corporation is CD Warehouse, Inc.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     Section 1. The amount of total authorized capital stock of the Corporation is 15,000,000 shares, of which 10,000,000 shares shall be Common Stock, having a par value of $.01 per share ("Common Stock"), and 5,000,000 shares shall be Preferred Stock, having a par value $.01 per share ("Preferred Stock").

     Section 2. Except for and subject to those rights expressly granted to the holders of Preferred Stock, or any series thereof, by the Board of Directors of the Corporation (the "Board of Directors"), pursuant to the authority hereby vested in the Board of Directors or as provided by the laws of the State of Delaware, the holders of the Corporation's Common Stock shall have exclusively all rights of stockholders and shall possess exclusively all voting power. Each holder of Common

Stock of the Corporation shall be entitled, on each matter submitted for a vote to holders of Common Stock, to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.

     Section 3. The Board of Directors is hereby expressly authorized, at any time and from time to time by a resolution or resolutions, to divide the shares of Preferred Stock into one or more series, to issue from time to time in whole or in part the shares of Preferred Stock or the shares of any series thereof, and to fix and determine in the resolution or resolutions providing for the issue of shares of Preferred Stock of a particular series the voting rights, if any, of the holders of shares of such series, the designations, preferences and relative, participating, optional and other special rights of such series, and the qualifications, limitations and restrictions thereof, to the fullest extent now or hereafter permitted by the laws of the State of Delaware. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, shares of any series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

     Without limiting the generality of the foregoing authority of the Board of Directors, the Board of Directors from time to time may (if otherwise permitted under the General Corporation Law of the State of Delaware):

     (a) designate a series of Preferred Stock, which may be distinguished by number, letter or title from other Preferred Stock of the Corporation;

     (b) fix and thereafter increase or decrease (but not below the number of shares thereof then outstanding) the number of shares of Preferred Stock that shall constitute such series;

     (c) provide for dividends on shares of Preferred Stock of such series and, if provisions are made for dividends, determine the dividend rate and the times at which holders of shares of Preferred Stock of such series shall be entitled to receive the dividends, whether the dividends shall be cumulative and, if so, from what date or dates, and the other conditions, if any, including rights of priority, if any, upon which the dividends shall be paid;

     (d) determine the rights, if any, to which holders of the shares of Preferred Stock of such series shall be entitled in the event of any liquidation, dissolution or winding up of the Corporation; provided, however, that in the event of any such liquidation, dissolution or winding up of the Corporation, the holders of the shares of Preferred Stock of such series shall not be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, an amount in cash greater than $100.00 per share, plus accrued and unpaid dividends to the date fixed for liquidation, dissolution or winding up, whether or not declared;

     (e) provide for the redemption or purchase of shares of Preferred Stock of such series and, if provisions are made for redemption, determine the time or times and the price or prices at which the shares of Preferred Stock of such series shall be subject to redemption in whole or in part, and the other terms and conditions, if any, on which shares of Preferred Stock of such series may be redeemed or purchased;

     (f) provide for a sinking fund or purchase fund for the redemption or purchase of shares of Preferred Stock of such series and, if any such fund is so provided for the benefit of such shares of Preferred Stock, the amount of such fund and the manner of its application;

     (g) determine the extent of the voting rights, if any, of the shares of Preferred Stock of such series, including but not limited to the right of the holders of such shares to vote as a separate class acting alone or with the holders of one or more other series of Preferred Stock and the right to have more (or less) than one vote per share;

     (h) provide for whether or not the shares of Preferred Stock of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock, or any series thereof, of the Corporation and, if so convertible or exchangeable, determine the conversion or exchange price or rate, the adjustments thereof and the other terms and conditions, if any, on which such shares of Preferred Stock shall be so convertible or exchangeable; and

     (i) provide for any other preferences, any relative, participating, optional or other special rights, any qualifications, limitations or restrictions thereof, or any other terms or provisions of shares of Preferred Stock of such series as the Board of Directors may deem appropriate or desirable.

     Section 4. Shares of Common Stock or Preferred Stock may be issued by the Corporation from time to time for such consideration, having a value of not less than the par value, if any, thereof, as is determined from time to time by the Board of Directors. Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock and the holder thereof shall not be liable for any further payment thereon.

     Section 5. The Corporation may issue rights and options to purchase shares of Common Stock or Preferred Stock of the Corporation to directors, officers or employees of the Corporation or any affiliate thereof, and no shareholder approval or ratification of any such issuance of rights and options shall be required.

                                    ARTICLE V

     The name and mailing address of the incorporator is as follows:

               Jeanette C. Timmons, Esq.
               Day, Edwards, Federman, Propester & Christensen, P.C. 210 Park Ave., Ste. 2900
               Oklahoma City, Oklahoma 73102

                                   ARTICLE VI

     The number of directors which shall constitute the whole Board of Directors of the Corporation shall be as specified pursuant to the By-Laws of the Corporation and may be altered from time to time as may be provided therein; provided, however, the name and mailing address of the person who is to serve as the initial director until the first annual meeting of the stockholders or until his successors are elected and qualified are as follows:

                    Jerry Grizzle
                    210 Park Avenue, Ste. 2900
                    Oklahoma City, Oklahoma 73102

     Members of the Board of Directors may be removed with or without cause by the affirmative vote of stockholders holding a majority of the capital stock of the Corporation outstanding and entitled to vote.

                                   ARTICLE VII

     The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. The stockholders of the Corporation may not adopt, amend or repeal the By-Laws of the Corporation other than by the affirmative vote of 66 2/3% of the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Board of Directors of the Corporation ("Voting Power"), voting together as a single class. In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of
Article IV of this Certificate of Incorporation, any alteration, amendment or repeal relating to this Article VII must be approved by the affirmative vote of the holders of at least 66 2/3% of the Voting Power, voting together as a single class.

                                  ARTICLE VIII

     No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

     In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation, any alteration, amendment or repeal relating to this Article VIII must be approved by the affirmative vote of the holders of at least 66 2/3% of the Voting Power, voting together as a single class.

                                   ARTICLE IX

     Section 1. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation (funds paid or required to be paid to any person as a result of the provisions of this

Article IX shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation or organization) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any such person who could be indemnified pursuant to the preceding sentence except for the fact that the subject action or suit is or was by or in the right of the Corporation shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, hearing or other matter, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, hearing or other matter, and any inquiry or investigation that could lead to such an action, suit, hearing or other matter.

     Section 2. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article IX, or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this
Article IX, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper under the circumstances because he has met the applicable standard of conduct specified in this Article
IX. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

     Section 3. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

     Section 4. Expenses (including attorneys' fees) incurred by an officer or director in defending any action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

     Section 5. The indemnification and advancement of expenses hereby provided shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 6. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation, at its expense, may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX or under the provisions of the General Corporation Law of the State of Delaware.

     Section 7. All rights to indemnification and advancement of expenses under this Article IX shall be deemed to be provided by contract between the Corporation and the director or officer who serves in such capacity at any time while this Article IX and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect.

     Section 8. Any repeal or modification of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

     Section 9. The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

                                    ARTICLE X

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XI

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware, as the same exists at the time this Certificate of Incorporation becomes effective or as the same hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article XI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XII

     The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, having been duly adopted by the written consent of the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, has been executed this 9th day of December 1996.


                              CD WAREHOUSE, INC.

                              By:
                                  -----------------------------------------
                              Title:
                                     --------------------------------------
                              Date:
                                    ---------------------------------------